Exhibit 99.2
ENDWAVE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On April 19, 2007, Endwave Corporation (“Endwave” or the “Company”) completed the acquisition of all of the outstanding shares of capital stock of ALC Microwave, Inc. (“ALC”).
The acquisition will be accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”). The following unaudited pro forma condensed combined financial statements and explanatory notes have been prepared to give effect to the acquisition by Endwave of ALC as if the acquisition had been completed on February 1, 2006 for statement of operations purposes, and March 31, 2007 for balance sheet purposes.
The unaudited pro forma condensed combined balance sheet as of March 31, 2007 combines the historical unaudited balance sheet of Endwave as of March 31, 2007 with the historical unaudited balance sheet of ALC as of April 18, 2007 (the date prior to the date of ALC’s acquisition by Endwave).
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 combines the historical unaudited condensed statement of operations of Endwave for the three months ended March 31, 2007 with the historical unaudited condensed statement of operations of ALC for the period from February 1, 2007 through April 18, 2007 (the date prior to the date of ALC’s acquisition by Endwave). The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the audited statement of operations of Endwave for the year ended December 31, 2006 with the audited statement of operations of ALC for the year ended January 31, 2007. Certain reclassifications were made to the financial information of ALC to conform to the Endwave presentation.
The unaudited pro forma condensed combined financial statements should be read in conjunction with (a) Endwave’s historical audited consolidated financial statements and the notes thereto included in Endwave’s Annual Report on Form 10-K for the year ended December 31, 2006; (b) Endwave’s unaudited condensed consolidated financial statements as of March 31, 2007 and for the three months then ended and the notes thereto included in Endwave’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and (c) the audited financial statements of ALC as of January 31, 2007 and 2006 and for the years then ended and the notes thereto included as Exhibit 99.1 herewith.
The pro forma adjustments are based on Endwave management’s preliminary estimates of the value of the tangible and intangible assets acquired and liabilities assumed. These preliminary estimates are subject to change upon conclusion of a final valuation and may differ materially from those presented in these unaudited pro forma condensed combined financial statements. A change affecting the value assigned to the assets acquired or liabilities assumed will result in a reallocation of the purchase price and modifications to the pro forma adjustments.
The pro forma financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of Endwave following the acquisition or the financial position or results of operations had the acquisition actually been effected on February 1, 2006.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2007
(In thousands)

	Historical
	Endwave	ALC	Pro Forma		Pro Forma
	Corporation	Microwave	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$26,683	$178	$(5,961	)(A)	$20,900
Short-term investments	33,597	—	—		33,597
Accounts receivable, net	10,913	739	—		11,652
Inventories	14,159	1,040	—		15,199
Other current assets	491	275	—		766

Total current assets	85,843	2,232	(5,961)		82,114

Long-term investments	6,431		—		6,431
Property and equipment, net	1,903	387	—		2,290
Restricted cash	143		—		143
Goodwill and intangible assets, net	4,039	—	2,940	(A)	9,099
		—	2,120	(A)
Other assets	112	—	—		112

Total assets	$98,471	$2,619	$(901)		$100,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,978	$81	$—		$3,059
Accrued warranty	2,933	158	—		3,091
Accrued compensation	2,071	221	—		2,292
Other current liabilities	712	55	990	(A)	1,757

Total current liabilities	8,694	515	990		10,199

Other long-term liabilities	192	213	—		405

Total liabilities	8,886	728	990		10,604

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	12	5	(5	)(B)	12
Additional paid-in capital	358,163	1,234	(1,234	)(B)	358,163
Accumulated other comprehensive loss	(18)	—	—		(18)
Retained earnings	(268,493)	652	(652	)(B)	(268,493)
Treasury stock	(79)	—	—		(79)

Total stockholders’ equity	89,585	1,891	(1,891)		89,585

Total liabilities and stockholders’ equity	$98,471	$2,619	$(901)		$100,189

See accompanying notes.

ENDWAVE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007
(In thousands, except share and per share amounts)

	Historical
	Endwave	ALC	Pro Forma		Pro Forma
	Corporation	Microwave	Adjustments		Combined
Revenues:
Product revenues	$14,593	$1,255	$—		$15,848
Development fees	158	—	—		158

Total revenues	14,751	1,255	—		16,006

Costs and expenses:
Cost of product revenues	10,620	608	—		11,228
Cost of product revenues amortization of intangible assets	113	—	37	(C)	150
Research and development	2,405	—	—		2,405
Selling, general and administrative	3,199	451	—		3,650
Amortization of intangible assets	39	—	152	(C)	191

Total costs and expenses	16,376	1,059	189		17,624

Income (loss) from operations	(1,625)	196	(189)		(1,618)
Interest and other income, net	845	—	—		845
Interest expense	—	(1)	—		(1)

Income (loss) before provision for income taxes	(780)	195	(189)		(774)
Provision for income taxes	—	67	—		67

Net income (loss)	$(780)	$128	$(189)		$(841)

Basic and diluted net loss per share	$(0.07)				$(0.07)

Shares used in computing per share amounts	11,549,789				11,549,789

See accompanying notes.

ENDWAVE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(In thousands, except share and per share amounts)

	Historical
	Endwave	ALC	Pro Forma		Pro Forma
	Corporation	Microwave	Adjustments		Combined
Revenues:
Product revenues	$60,956	$5,524	$—		$66,480
Development fees	1,270	—	—		1,270

Total revenues	62,226	5,524	—		67,750

Costs and expenses:
Cost of product revenues	43,771	3,653	—		47,424
Cost of product revenues amortization of intangible assets	449	—	202	(C)	651
Research and development	8,856	—	—		8,856
Selling, general and administrative	12,689	1,676	—		14,365
Transaction costs	200	—	—		200
Amortization of intangible assets	156	—	834	(C)	990

Total costs and expenses	66,121	5,329	1,036		72,486

Income (loss) from operations	(3,895)	195	(1,036)		(4,736)
Interest and other income, net	2,648	—	—		2,648
Interest expense	—	(19)	—		(19)

Income (loss) before provision for income taxes	(1,247)	176	(1,036)		(2,107)
Provision for income taxes	97	101	—		198

Net income (loss)	$(1,344)	$75	$(1,036)		$(2,305)

Basic and diluted net loss per share	$(0.12)				$(0.20)

Shares used in computing per share amounts	11,429,860				11,429,860

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
The unaudited pro forma condensed combined financial statements included herein have been prepared by Endwave pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, Endwave believes that the disclosures are adequate to make the information presented not misleading.
The unaudited pro forma condensed combined balance sheet was prepared by combining the unaudited condensed consolidated balance sheet of Endwave as of March 31, 2007 and the unaudited condensed balance sheet of ALC as of April 18, 2007, assuming the acquisition had occurred on March 31, 2007. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 has been prepared by combining the unaudited condensed consolidated statement of operations of Endwave for the three months ended March 31, 2007 and the unaudited condensed statement of operations of ALC for the period from February 1, 2007 through April 18, 2007, assuming the acquisition had occurred on February 1, 2007. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 has been prepared by combining the audited consolidated statement of operations of Endwave for the year ended December 31, 2006 and the audited statement of operations of ALC for the year ended January 31, 2007, assuming the acquisition had occurred on February 1, 2006.
2. Unaudited Condensed Combined Pro Forma Adjustments
(A)	Records the purchase of ALC by Endwave:
Pursuant to the acquisition agreement between Endwave and ALC, the Company paid $5.8 million in cash and will pay an additional $990,000 on the first anniversary of the acquisition (subject to a right of setoff for indemnification claims) for certain assets and the assumption of certain liabilities of ALC. In addition, the Company incurred transaction costs of $116,000 related to the acquisition, which are accounted for as part of the purchase price of ALC.

The total purchase price of ALC has been initially allocated based upon a preliminary valuation of the estimated fair value of the net tangible and intangible assets acquired and liabilities assumed. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The following tables summarize the components of the total purchase price and the estimated allocation (in thousands):

Cash consideration	$6,835
Transaction costs	116

Estimated total purchase price	$6,951

Purchase price allocation:
Net tangible assets acquired	$1,891
Identifiable intangible assets	2,940
Goodwill	2,120

Estimated total purchase price	$6,951

(B)	Reflects the elimination of the stockholders’ equity and retained earnings of ALC in accordance with SFAS 141.

(C)	Reflects the amortization of identifiable intangible assets related to the acquisition of ALC. Developed technology is being amortized over 48 months and is a charge to cost of product revenues. Customer backlog is being amortized over 12 months and is a charge to operating expenses. The non-compete covenant is being amortized over 36 months and is a charge to operating expenses. Customer relationships and tradename are being amortized over 60 months and are a charge to operating expenses (in thousands):
ALC

			Non-			Total
	Developed	Customer	Compete	Customer		Intangible
	Technology	Backlog	Covenant	Relationships	Tradename	Assets
Purchase price allocated	$880	$560	$370	$900	$230	$2,940

Amortization period in months	48	12	36	60	60	—
Amortization expense per month	$18	$47	$10	$15	$4	$94
Pro forma adjustment for 2006	$202	$514	$113	$165	$42	$1,036
Pro forma adjustment for three months ended March 31, 2007	$37	$93	$21	$30	$8	$189
3. Unaudited Pro Forma Combined Net Loss Per Share
The unaudited pro forma combined basic and diluted loss per common share is computed by dividing the pro forma combined net loss by Endwave’s historical weighted average number of common shares outstanding.